SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 13, 2018

BALTIA AIR LINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-14519	11-2989648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Hangar G 169 NY-17K, Suite U-14 Newburgh, NY		12550
(Address of Principal Executive Offices)		(Zip Code)

(845) 787-4670
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 13, 2018, in the action entitled Logistics Air, Inc. v. Baltia Air Lines, Inc., et. al., in the Second Judicial District Court of the State of Nevada, Washoe County, CV17-01390 (the “Action”), a Default Judgment was entered by the Plaintiff against Baltia Air Lines, Inc. (the “Registrant”) and others. The plaintiff obtained a default judgment amount of $22,660,808 due to the alleged breach of a lease for four (4) Boeing 747 jet engines, plus charges, fees and interest.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

BALTIA AIR LINES, INC.

Date: July 31, 2018	By:	/s/ Anthony D. Koulouris
Name: Anthony D. Koulouris Title: President